Exhibit 3.06

FILED

 Dec 20, 1991

CERTIFICATE AND ARTICLES OF MERGER

This Certificate and these Articles of Merger are hereby adopted by Champion Concepts, Inc., a Utah corporation, (hereinafter sometimes referred to as “CCI”); and Liberty Alliance, Inc., a Delaware corporation (hereinafter sometimes referred to as “LAI”).  This Certificate and these Articles of Merger are adopted pursuant to Section 252 of the General Corporation law of Delaware; and Section 16-10-72, Utah Code Annotated, 1953, as amended; all of such laws including the laws of Delaware expressly permit the merger described herein; subject to and pursuant to all of the terms and conditions as set forth herein.

I. PARTIES TO THE AGREEMENT

The parties to the Agreement are those corporations referred to in the introductory paragraph hereof.

CCI owns 100% of the issued and outstanding common stock of LAI.

CCI is to be merged into LAI; and LAI shall be and is hereinafter designated as the “Surviving Corporation”.

II. TERMS AND CONDITIONS OF MERGER

The merger shall be deemed effective when this Plan and these Articles have been delivered to and filed with the Secretary of State for the State of Delaware.

The laws which are to govern the terms of this merger are the laws of Delaware and the laws of Utah.  The Surviving Corporation shall be a Delaware corporation and shall be governed by the laws of Delaware and shall be continued to be governed by its existing Articles of Incorporation on file in the State of Delaware.

Upon the effective date of this merger, the following results shall occur:

1.

The two corporations which are parties to this Agreement of Merger shall become a single corporation, which shall be the Surviving Corporation, namely Liberty Alliance, Inc., a Delaware corporation, as provided for herein.

2.

The separate existence of CCI shall cease.

3.

The Surviving Corporation as designated herein shall have the rights, privileges, immunities and powers and shall be subject to all duties and obligations of the Corporation organized under the Delaware Code.

4.

The Surviving Corporation shall, upon the effective date hereof and thereafter, possess all of the rights, privileges, immunities, and franchises as well of a public and as of a private nature of each of the merged corporations; all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action and all and every other interest, of or belonging to or due to each of the corporation so merged, shall be taken and deemed to be transferred and invested in such Surviving Corporation without further act or deed; and the title to any real estate or other property, or any interest therein, vested in any of such corporation shall not revert to any other party or be in any way impaired by reason of such merger but shall vest in the Surviving Corporation.

5.

The Surviving Corporation shall henceforth be responsible and liable for all of the liabilities and obligations and debts of each of the corporations so merged; and any claim to existing or action or proceeding pending by or against any of such corporations may be prosecuted as if such merger had not taken place or such Surviving Corporation may be substituted in the place of any submerged corporation.  Neither the rights of creditors nor any liens upon the property of any merged corporation shall be impaired by the terms of this merger.

III. OWNERSHIP OF SHARES

LAI is a Delaware corporation and is a wholly-owned subsidiary of CCI and it has issued and outstanding 100 shares of common stock all of which are owned by CCI.

CCI is a Utah corporation and as of November 27, 1991, had 1,204,900 shares of common stock issued and outstanding.

In the merger, LAI shall issue 1,204,900 shares of its common stock to the stockholders of CCI.  Also, LAI shall issue 2,000,000 shares of Special Stock upon effectiveness hereof pursuant to a contractual obligation of CCI to issue said shares of Special Stock.  All prior issued and outstanding shares of common stock of CCI shall be deemed cancelled in the merger along with the 100 shares of LAI presently held by CCI.

IV. CORPORATE APPROVAL

This Certificate and these Articles of Merger were duly approved by the shareholders of CCI and LAI at a meeting held on November 27, 1991, in Salt Lake City, Utah, after due notice of the purpose of the meeting was mailed of the stockholders of each of the said Corporations at said stockholder’s address as they appeared on the records of the Corporations.  The Certificate and Articles of Merger were duly approved by at least a majority of the outstanding shares of the common stock of each corporation.  The number of common shares of CCI voting in favor of said proposal being 1,070,723 (89%) and the number of shares voted against the proposal to merge being 500.  All outstanding shares of common stock of LAI were voted in favor of the merger.

V. COMPLIANCE WITH LAWS

All conditions required by the laws of the States of Delaware and Utah applicable to the proposed merger have been satisfied.

VII. SERVICE UNDER UTAH LAW

The Surviving Corporation hereby agrees that it may be served with process in Utah in any proceeding for the enforcement of any obligation of CCI and in any proceeding for the enforcement of the rights of a dissenting shareholder of CCI against the Surviving Corporation.  The Surviving Corporation hereby grants an irrevocable appointment of the Director of the Division of Corporations and Commercial Code of the State of Utah or legal successor as its agent to accept service of process in any such proceeding; and agrees that it will promptly pay to the dissenting shareholders of CCI the amount, if any, to which they shall be entitled under the provisions of Utah law with respect to the rights of dissenting shareholders.

VII. SIGNATURES

This Certificate and these Articles of Merger were duly adopted and executed in duplication by the President and Secretary of the Surviving Corporation and each of the corporations which were parties hereto this 27th day of November, 1991.

Attest:

CHAMPION CONCEPTS, INC.

a Utah Corporation

By: /s/ Jeannene N. Barham

By: /s/ Randy Lindstrom

Jeannene N. Barham,

Randy Linstrom

Secretary

President

Attest:

LIBERTY ALLIANCE, INC.

By: /s/ Jeannene N. Barham

By: /s/ Randy Lindstrom

Jeannene N. Barham,

Randy Lindstrom

Secretary

President

VERIFICATION

The undersigned, after being duly sworn, does hereby depose and state, that the undersigned is the Secretary of Champion Concepts, Inc. a Utah corporation, and that the undersigned Secretary of Liberty Alliance, Inc., a Delaware corporation, and that each has read the foregoing Certificate and Articles of Merger and knows the contents thereof, and do hereby certify that this Certificate and these Articles of Merger contain a truthful statement of the Certificate and Articles of Merger as duly adopted by the Directors and Stockholders of the corporations.

CHAMPTION CONCEPTS, INC.

By: /s/ Jeannnene N. Barham,

Jeannene N. Barham

Secretary

LIBERTY ALLIANCE, INC.

By: /s/ Jeannnene N. Barham,

Jeannene N. Barham

Secretary

STATE OF UTAH

)

: ss.

COUNTY OF SALT LAKE

)

On the 27 day of November, 1991, personally appeared before me the President and Secretary of Champion Concepts, Inc., ( a Utah corporation), and Liberty Alliance, Inc. (a Delaware corporation), the signers of the above instrument who duly acknowledge to me that they executed the same on behalf of said corporations pursuant to duly adopted director’s resolutions.

/s/ Thomas G Kimble

NOTARY PUBLIC

My Commission Expires:

Nov 1, 1993

Residing in Salt Lake City, Utah

SEAL

State of Delaware

Office of Secretary of State

__________

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AGREEMENT OF MERGER OF “CHAMPION CONCEPTS, INC.” A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE UTAH, MERGING WITH AND INTO “LIBERTY ALLIANCE, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE UNDER THE NAME OF “LIBERTY ALLIANCE, INC.”  AS RECEIVED AND FILED IN THIS OFFICE THE TWENTIETH DAY OF DECEMBER, A.D 1991, AT 9 O’CLOCK A.M.

AND I DO HEREBY FUTHER CERTIFY THAT THE AFORESAID CORPORATOIN SHALL BE GOVERNED BY LAWS OF THE STATE OF DELAWARE.

* * * * * * * * * * * * * * *

SEAL

/s/ Michael Harkins

Michael Harkins, Secretary of State

AUTHENTICATION:  *3254389

DATE:  12/03/1991